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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) February 4, 1997
                                                         ----------------

                            REPUBLIC INDUSTRIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)




                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)




           0-9787                                              73-1105145
           ------                                              ----------
        (Commission                                          (IRS Employer
        File Number)                                        Identification No.)


            450 East Las Olas Boulevard
                 Suite 1200
               Ft. Lauderdale, FL                                   33301
        ----------------------------------------                  ----------
        (Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (954) 713-5200
                                                           --------------

                                      N.A.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

On February 4, 1997, Republic Industries, Inc. (the "Registrant") announced its intention to acquire Courtesy Auto Group, Inc. ("Courtesy") in a merger transaction (the "Courtesy Merger"). Courtesy owns and operates Saturn, Pontiac, Acura, Isuzu, Suzuki and Kia dealerships in Orlando, Florida. It is contemplated that the Registrant will issue shares of its common stock, $0.01 par value ("Common Stock") having a value of approximately $30 million in connection with the Courtesy Merger.

On February 24, 1997,the Registrant announced its intention to acquire Joe Myers Automotive Group ("Myers") in a merger transaction (the "Myers Merger"). Myers owns and operates Ford, Toyota, Mitsubishi, Mazda and Kia dealerships in Houston, Texas. It is contemplated that the Registrant will issue shares of Common Stock having a value of approximately $33 million in connection with the Myers Merger. On April 2, 1997, Toyota Motor Sales, U.S.A., Inc., and its regional distributor, Gulf States Toyota, Inc. (collectively, "Toyota") jointly filed a petition with the Texas Motor Vehicle Board (the "Board") seeking, among other things, to enjoin the proposed acquisition by Republic of Joe Myers Toyota, Inc., a component company of Myers, alleging that such acquisition would be detrimental to the public interest. The Registrant believes such petition to be without merit and intends to vigorously contest Toyota's position.

On February 26, 1997,the Registrant announced its intention to acquire Shad Management Company ("Shad") in a merger transaction (the "Shad Merger"). Shad owns and operates Ford, Chrysler-Plymouth and Jeep-Eagle dealerships in Jacksonville, Florida. It is contemplated that the Registrant will issue shares of Common Stock having a value of approximately $13.5 million in connection with the Shad Merger.

On March 5, 1997, the Registrant announced its intention to acquire Flemington Car and Truck Country and Nassau Conover's family of dealers (collectively, "Flemington") in a merger transaction (the "Flemington Merger"). Flemington owns and operates Ford, Lincoln-Mercury, Volkswagen, Porsche, Audi, BMW, Buick, GMC, Chevrolet-Geo, Chrysler, Plymouth, Dodge, Jeep-Eagle, Mazda, Subaru, Pontiac, Mitsubishi, LandRover, Isuzu, Infiniti and Nissan dealerships in Flemington and Princeton, New Jersey. It is contemplated that the Registrant will issue shares of Common Stock having a value of approximately $55 million in connection with the Flemington Merger.

On March 12 , 1997, the Registrant announced its intention to acquire The Chesrown Automotive Group ( "Chesrown") in a merger transaction (the "Chesrown Merger"). Chesrown owns and operates Chevrolet, Geo, Ford, Kia, Dodge, Lincoln-Mercury and Mazda dealerships in the Denver and Boulder, Colorado areas. It is contemplated that the Registrant will issue Common Stock having a value of approximately $65 million in connection with the Chesrown Merger.

On March 12, 1997, the Registrant announced its intention to acquire Bankston Enterprises ("Bankston") in a merger transaction (the "Bankston Merger"). Bankston owns and operates Lincoln-Mercury, Saab, Ford and Nissan dealerships in the Dallas, Texas area. It is contemplated that the Registrant will issue shares of Common Stock having a value of approximately $40 million in connection with the Bankston Merger.

On March 19, 1997, the Registrant announced its intention to acquire Bledsoe Dodge, Inc. ("Bledsoe") in a merger transaction (the "Bledsoe Merger"). Bledsoe owns and operates Dodge franchise locations in Dallas, Arlington and Duncanville, Texas. It is contemplated that the Registrant will issue shares of Common Stock having a value of approximately $42 million in connection with the Bledsoe Merger.

On March 31, 1997, the Registrant announced its intention to acquire all of the Arizona-based automotive interests of Mitch Pierce (collectively, "Pierce") in a merger transaction (the "Pierce Merger"). It is


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contemplated that the Registrant will issue shares of Common Stock having a value of approximately $48 million in connection with the Pierce Merger.

Consummation of each of the mergers described herein is subject to customary conditions, including receipt of regulatory and manufacturer approvals.

The descriptions contained herein of the mergers are qualified in their entirety by reference to the Press Releases, dated February 4, 1997, February 24, 1997, February 26, 1997, March 5, 1997, March 12, 1997, March 19, 1997 and March 31,
1997, attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7,
respectively, which are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      Exhibits.

                  The Exhibits to this Report are listed in the Exhibit Index set forth elsewhere herein.








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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          REPUBLIC INDUSTRIES, INC.




                          By: /s/ Michael S. Karsner
                              ---------------------------------
                              Michael S. Karsner
                              Senior Vice President and Chief Financial Officer




Date: April 11, 1997




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                            REPUBLIC INDUSTRIES, INC.

                                  EXHIBIT INDEX


     Number and
Description of Exhibit
----------------------


         1.       None

         2.       None

         4.       None

         16.      None

         17.      None

         21.      None

         23.      None

         24.      None

         27.      None

         99.1     Press Release, dated February 4, 1997.

         99.2     Press Release, dated February 24, 1997.

         99.3     Press Release, dated February 26, 1997.

         99.4     Press Release, dated March 5, 1997.

         99.5     Press Release, dated March 12, 1997.

         99.6     Press Release, dated March 19, 1997.

         99.7     Press Release, dated March 31, 1997.